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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,000,000 shares of Common Stock pertaining to the Ocean Energy, Inc. 1996 Long-Term Incentive Plan of our report dated February 24, 1997 with respect to the consolidated financial statements of Ocean Energy, Inc. (formerly Flores & Rucks, Inc.) and subsidiaries included in its Annual Report (Form 10-K) for the ended December 31, 1996 filed with the Securities and Exchange Commission.


                                 /s/ ARTHUR ANDERSEN LLP

January 26, 1998